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                                                                     Exhibit 17

                            YOUR VOTE IS IMPORTANT!

   Please fold and detach card at perforation before mailing.

   SCUDDER NEW EUROPE PORTFOLIO Special Meeting of Shareholders October 29, 2002

   I hereby appoint Philip J. Collora, Daniel O. Hirsch, John Millette and Caroline Pearson, each with the full power of substitution, as my proxies to vote all shares of the above-referenced portfolio (the "Portfolio") that I am entitled to vote, as shown on the reverse side, at the Special Meeting of Shareholders (the "Special Meeting") of the Fund to be held on October 29, 2002 at 4:00 p.m., Eastern time, at the offices of Deutsche Investment Management Americas Inc., Two International Place, Boston, Massachusetts 02110-4103, and at any adjournments or postponements thereof.

   I hereby revoke any and all proxies with respect to such shares previously given by me. I acknowledge receipt of the Proxy Statement relating to the Special Meeting.

   This instruction may be revoked at any time prior to its exercise at the Special Meeting by execution of a subsequent proxy card, by written notice to the Fund's Secretary or by voting in person at the Special Meeting.

                                       PLEASE SIGN, DATE AND RETURN
                                       PROMPTLY IN THE ENCLOSED
                                       ENVELOPE. NO POSTAGE IS REQUIRED.

                                                              Dated ______, 2002

                                       _________________________________________

                                       _________________________________________
                                       Signature(s) of Shareholder(s)

                                       Please sign exactly as your name or names appear. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such.

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                            YOUR VOTE IS IMPORTANT!

   This proxy, if properly executed, will be voted in the manner directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the proposal.

   This proxy is solicited on behalf of your Trust's Board. The Board recommends Portfolio shareholders vote FOR the Proposal.

                                    PROPOSAL                                      FOR AGAINST ABSTAIN
--------------------------------------------------------------------------------- --- ------- -------
To approve an Agreement and Plan of Reorganization as it relates to (i)           [_]   [_]     [_]
the transfer of all or substantially all of the assets and all of the liabilities of the Fund to the Scudder International Select Equity Portfolio (the
"International Portfolio"), (ii) the distribution to each shareholder of the
Portfolio of Class A shares of beneficial interest of the International
Portfolio in an amount equal in value to the shareholder's shares of the
Portfolio, and (iii) the termination of the Portfolio.

   The proxies are authorized to vote in their discretion on any other business that may properly come before the meeting and any adjournments thereof.

        PLEASE BE SURE TO SIGN AND DATE THIS PROXY ON THE REVERSE SIDE